UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TRANS-INDIA ACQUISITION CORPORATION

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SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 11, 2009

January 20, 2009

Dear Stockholders:

You are invited to attend a special meeting of stockholders of Trans-India Acquisition Corporation (the “Company”, “we”, “our” or “Trans-India”), which will be held at the Company’s offices at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, on February 11, 2009, at 10:00 a.m. (local time).

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Special Meeting and proxy statement. The three specific items for which you are being asked to consider and vote upon are described below.

Proposal 1 – The Business Combination Provisions Proposal. A proposal to amend Trans-India’s amended and restated certificate of incorporation to eliminate the provision that purports to prohibit amending its “business combination” provisions.

Proposal 2 – The Business Combination Deadline Proposal. A proposal to amend Trans-India’s amended and restated certificate of incorporation to extend the date before which Trans-India must complete a business combination from February 14, 2009 to June 30, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are being asked to authorize Trans-India to extend the date by which the trust account must be liquidated from February 14, 2009 to June 30, 2009).

Proposal 3 – The Conversion Proposal. A proposal to amend Trans-India’s amended and restated certificate of incorporation to allow holders of less than 25% of our common stock issued in our IPO who vote against the Extension Amendment and elect conversion to convert their shares into a pro-rata portion of the funds available in the trust account (the “trust account”) established in connection with Trans-India’s initial public offering (the “IPO”).

Together, Proposals 1 through 3 are referred to as the “Extension Amendment.” Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Trans-India’s board of directors will abandon the Extension Amendment unless each of Proposals 1, 2 and 3 is approved by stockholders.

The board of directors recommends that you vote “FOR” each of the proposals comprising the Extension Amendment.

You can submit a proxy to have your shares voted at the meeting by signing and returning the enclosed proxy card in the postage prepaid envelope provided or via facsimile. Returning the proxy card by mail or by facsimile will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person. You may also submit a proxy by telephone or the internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. The proxy statement explains more about how to vote by proxy. Please read it carefully.

You are entitled to attend the special meeting only if you were a Trans-India stockholder as of the close of business on January 16, 2009 or hold a valid proxy for the special meeting. We hope that you can attend the special meeting. Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly submitting a proxy by one of the methods provided. Any stockholder attending the special meeting may vote in person, even if that stockholder has returned a proxy. Your vote is important, whether you own a few shares or many.

Thank you for your continued support of Trans-India.

Very truly yours,

/s/ Narayanan Vaghul
Narayanan Vaghul
Chairman of the Board

This proxy statement is dated January 20, 2009 and is being first mailed to stockholders of Trans-India on or about January 20, 2009.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 11, 2009

January 20, 2009

To the Holders of Common Stock of Trans-India Acquisition Corporation:

NOTICE IS HEREBY given that a special meeting of stockholders of Trans-India Acquisition Corporation (“Trans-India” or the “Company”) will be held at the Company’s offices at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, on February 11, 2009, at 10:00 a.m. (local time) for the sole purpose of considering and voting upon three proposals to amend Trans-India’s certificate of incorporation (the “Extension Amendment”) to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

extend the date before which the Company must complete a business combination from February 14, 2009 to June 30, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are being asked to authorize Trans-India to extend the date by which the trust account must be liquidated from February 14, 2009 to June 30, 2009); and

•

allow holders of less than 25% of the Company’s common stock issued in its IPO who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Trans-India’s initial public offering (the “IPO”).

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Trans-India’s board of directors will abandon the Extension Amendment unless each of the three proposals comprising the Extension Amendment is approved by stockholders.

The board of directors has fixed the close of business on January 16, 2009 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. A complete list of such stockholders will be available at the Company’s executive offices at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, for ten days before the special meeting.

A quorum will be present at the special meeting if a majority of the outstanding shares of common stock entitled to vote at the special meeting are represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The purpose of the Extension Amendment is to allow Trans-India more time to complete its proposed business combination with Solar Semiconductor Ltd., or Solar Cayman, an exempted company incorporated with limited liability in the Cayman Islands, its subsidiaries, Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, or Solar India, and Solar Semiconductor, Inc., a California corporation, or Solar California, Venkata Kode, as Stockholders’ Representative and certain shareholders of Solar Cayman, pursuant to the Share Exchange Agreement, dated October 24, 2008 between Trans-India, Solar Cayman, Solar India, Solar California, Venkata Kode, as Stockholders’ Representative, and certain shareholders of Solar Cayman (the “Share Exchange Agreement”). This transaction is referred to as the “business combination,” and Solar Cayman, Solar India, and Solar California are referred to collectively as “Solar Semiconductor.”

If the Extension Amendment is not approved and the proposed business combination is not consummated by February 14, 2009, Trans-India will be liquidated. In any liquidation, all holders of common stock, other than the holders of pre-IPO shares purchased by the initial stockholders, will receive a pro rata portion of the funds available in the trust account at the time of the liquidation. Trans-India cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Trans-India fails to consummate a business combination within the time period allotted, Trans-India will seek the approval of its common stockholders for a plan of dissolution and distribution. In the event Trans-India seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Trans-India’s dissolution and will not be released, unless and until such approval is obtained from Trans-India’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the common stockholders, may result in substantial delays in the liquidation of the trust account to the common stockholders as part of the plan of dissolution and distribution.

On November 12, 2008, Trans-India filed with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 14A proxy statement (the “Business Combination Proxy”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a special meeting of Trans-India stockholders to vote on the business combination. As explained below, there is a possibility that Trans-India will be unable to complete the business combination by that date. Trans-India’s board of directors believes that stockholders will benefit from Trans-India’s business combination with Solar Semiconductor and is therefore proposing a one-time amendment to Trans-India’s amended and restated certificate of incorporation to extend that date to June 30, 2009, and to make other corresponding changes in the certification of incorporation.

You are not being asked to vote on the proposed business combination at this time. You will have the specific right to vote on the proposed business combination with Solar Semiconductor if and when it is submitted to stockholders, and Trans-India expects to present the business combination for your vote in the near future, after the SEC staff has completed its review and comment on the proxy statement.

Extending the period during which Trans-India could consummate a business combination was not contemplated by its IPO prospectus. Commencing promptly upon completion of its IPO, Trans-India began to search for an appropriate business combination target. Trans-India identified and reviewed information with respect to more than 70 possible target companies both in India and the USA. At least eight of these companies were provided with nonbinding letters of intent. However, for various reasons, in each case negotiations failed to result in a binding agreement.

In June 2008, Trans-India began preliminary discussions with Solar Cayman. Between September 2, 2008 and September 14, 2008, the principal terms of the transaction were negotiated, and Trans-India signed a letter of intent with Solar Cayman on September 16, 2008. Trans-India, Solar Semiconductor and certain shareholders of Solar Cayman entered into the Share Exchange Agreement on October 24, 2008.

As Trans-India believes the Solar Semiconductor business combination to be in the best interests of Trans-India’s stockholders, and because Trans-India may not be able to conclude the business combination with Solar Semiconductor by February 14, 2009, Trans-India has determined to seek stockholder approval to extend the time for closing the business combination beyond February 14, 2009 to June 30, 2009.

Consistent with the conversion rights of Trans-India’s common stockholders included in the IPO prospectus, if common stockholders vote a total of 2,875,000 or more shares of common stock (which number represents 25% or more of the shares of common stock currently outstanding as of the date of the special meeting to consider the Extension Amendment) (a) against the Extension Amendment (and elect to convert their shares into a portion of the funds available in the trust account) and (b) against the proposed business combination with Solar Semiconductor (and elect to convert their shares into a portion of the funds available in the trust account), Trans-India will not complete the business combination, and Trans-India will be liquidated. Trans-India believes that these conversion rights were included to protect Trans-India common stockholders from having to sustain their investments for an unreasonably long period if Trans-India failed to find a suitable business combination in the timeframe contemplated by the amended and restated certificate of incorporation. However, Trans-India also believes that, given Trans-India’s expenditure of time, effort and money on the proposed business combination with Solar Semiconductor, circumstances warrant providing those common stockholders who find Solar Semiconductor to be an attractive investment an opportunity to consider the business combination with Solar Semiconductor. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 2,875,000 or more shares of common stock are voted against the Extension Amendment, Trans-India’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders. Trans-India estimates that the per share liquidation value of the trust account as of October 31, 2008 is approximately $7.97. The closing price of Trans-India’s common stock on January 16, 2009 was $[            ].

If holders of less than 2,875,000 shares of common stock vote against the Extension Amendment and elect to convert their shares of common stock into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their shares of common stock, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Common stockholders (except Trans-India’s initial stockholders, each of which have waived their ability to exercise conversion rights with respect to their pre-IPO shares) may elect to convert their shares of common stock into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. The remaining holders of common stock will retain their right to convert their common stock into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the Business Combination Proxy filed with the SEC.

Subject to the foregoing, the affirmative vote of the holders of a majority of Trans-India’s outstanding common stock entitled to vote thereon and voting for all proposals contained in the Extension Amendment, will be required to approve the Extension Amendment.

Trans-India will only ask you once to extend the period during which a business combination may be completed. If the Extension Amendment is approved, Trans-India will amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Trans-India is permitted to consummate a business combination.

In considering the Extension Amendment, Trans-India’s stockholders should be aware that because the Trans-India IPO prospectus did not contemplate the possibility of extending the date by which Trans-India must complete a business combination to avoid liquidation, such stockholders may have securities law claims against Trans-India. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in Trans-India incurring additional transaction expenses, and may also result in securities law and other claims against Trans-India whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Trans-India incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, that are not fully indemnified by our officers and directors. A consequence might be that holders of common stock, who do not elect conversion at the time of the Extension Amendment vote but elect to convert their shares of common stock in connection with the proposed business combination vote, will receive a lesser amount in respect to their pro rata share of the trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. You may also submit a proxy by telephone or the internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank.

After careful consideration of all relevant factors, Trans-India’s board of directors has determined that the above proposals are fair to and in the best interests of Trans-India and its stockholders and recommends that you vote or give instruction to vote “FOR” adoption of each of them.

Dated: January 20, 2009

By Order of the Board of Directors,

/s/ Narayanan Vaghul
Narayanan Vaghul
Chairman of the Board

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON OR NOT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR SUBMIT A PROXY ELECTRONICALLY OR BY PHONE (AS DESCRIBED ON THE PROXY CARD) AS SOON AS POSSIBLE.

THIS PROXY STATEMENT IS DATED JANUARY 20, 2009, AND IS FIRST BEING MAILED TO TRANS-INDIA’S STOCKHOLDERS ON OR ABOUT JANUARY 20, 2009.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

General Questions

Q. What is being voted on?	A. You are being asked to vote on three proposals (the “Extension Amendment”) to amend Trans-India’s amended and restated certificate of incorporation (the “certificate of incorporation”) to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions (the “Business Combination Provisions Proposal”);

•

extend the date before which Trans-India must complete a business combination from February 14, 2009 to June 30, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are being asked to authorize Trans-India to extend the date by which the trust account must be liquidated from February 14, 2009 to June 30, 2009) (the “Business Combination Extension Proposal”); and

•

allow holders of less than 25% of Trans-India’s common stock who vote against the Extension Amendment and elect conversion to convert their shares of common stock into a portion of the funds available in the trust account (the “Conversion Proposal”).

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Trans-India’s board of directors will abandon the Extension Amendment unless each such proposal is approved by stockholders.

Your approval of the third proposal of the Extension Amendment will constitute your consent to the use of funds held in Trans-India’s trust account to pay, at the time the amendment becomes effective, and in exchange for surrender of their shares of common stock, pro rata portions of the funds available in the trust account to common stockholders voting against all three proposals contained in the Extension Amendment. This use requires amendment of the trust account agreement governing the trust account. At the time the Extension Amendment becomes effective, Trans-India will also amend the trust account agreement to prohibit any further changes in the distribution of the trust account funds unless each and every Trans-India stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Trans-India is permitted to consummate a business combination.

Holders of common stock (except each of Trans-India’s initial stockholders, each of which has waived their ability to exercise conversion rights with respect to their pre-IPO shares) will retain the right to convert such shares into the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the Business Combination Proxy filed with the SEC.

Q. What constitutes a quorum?	A. A quorum will be present at the special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

Q. Who can vote?	You are entitled to vote on the Extension Amendment at the special meeting if you were a Trans-India stockholder as of the close of business on January 16, 2009 or hold a valid proxy for the special meeting. As of the close of business on January 16, 2009, the date which the board of directors established as the record date, a total of 14,200,000 shares of common stock are entitled to vote at the special meeting. Each share of common stock is entitled to one vote on matters presented at the special meeting.

Q. How do the Trans-India insiders intend to vote their shares?	A. All of our pre-IPO stockholders, including all of our officers and directors, which we refer to as our “initial stockholders,” have indicated that they will vote the shares held by them acquired prior to our IPO in favor of the Extension Amendment. Each of Trans-India’s initial stockholders has waived his ability to exercise conversion rights with respect to his pre-IPO shares. On the record date, our initial stockholders beneficially owned and were entitled to vote 2,700,000 shares of Trans-India common stock, representing approximately 19.0% of Trans-India’s issued and outstanding common stock.

Q. What vote is required to adopt the Extension Amendment?	A. Approval of the Extension Amendment will require the affirmative vote of the holders of a majority of Trans-India’s outstanding common stock on the record date, voting for all proposals contained in the Extension Amendment. In addition, if common stockholders vote a total of 2,875,000 or more shares of common stock (which number represents 25% or more of the shares of common stock currently outstanding as of the date of the special meeting to consider the Extension Amendment) against the Extension Amendment (and elect to convert their shares into a portion of the funds available in the trust account), Trans-India will not implement the Extension Amendment.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. What will happen if I abstain from voting or fail to vote?	A. Abstaining or failing to vote for the Extension Amendment will have the same effect as a vote against the Extension Amendment, except that, with respect to the outstanding shares of common stock, it will not count toward the 25% “against” vote that, together with a conversion election with respect to 25% or more of the shares of common stock, would result in the Extension Amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the business combination with Solar Semiconductor is approved, and you voted against it).

Q. How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Trans-India’s secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Trans-India located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, Attn: Secretary.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No, your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who pays for this proxy solicitation?	Trans-India does. In addition to sending you these materials, Trans-India may contact you by telephone, by mail, by fax, by email, or in person. No one will receive any extra compensation for doing this, except that Trans-India may engage a paid proxy solicitor to assist in the solicitation. Trans-India will pay any proxy solicitor a reasonable and customary fee plus expenses for the those services.

Q. Who can help answer my questions?	If you have questions, you may write or call:

Advantage Proxy

24925 13th Place South
Des Moines, WA 98198
(206) 870-8565

Questions Specific to the Extension Amendment

Q. Why is Trans-India proposing to amend its amended and restated certificate of incorporation?	A. Trans-India was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India.

On October 24, 2008, Trans-India entered into the Share Exchange Agreement with Solar Semiconductor and certain of Solar Cayman’s stockholders that contemplates a share exchange with the Solar stockholders that, if approved, would result in Solar Cayman becoming at least a 80% majority owned subsidiary of Trans-India.

Solar Cayman, a Cayman Islands company, directly and through its subsidiaries, which include Solar India and Solar California, designs, manufactures, markets and sells solar photovoltaic modules for industrial, commercial, public utility and residential applications.

If the Extension Amendment is approved by Trans-India’s stockholders, Trans-India expects to seek stockholder approval of the proposed business combination in the near future.

Trans-India’s proposed business combination with Solar Semiconductor qualifies as a “business combination” under Trans-India’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by February 14, 2009, Trans-India will be liquidated. Trans-India may not be able to complete the business combination by February 14, 2009 given when the share exchange agreement was signed and the actions that must occur prior to closing.

Trans-India believes the business combination with Solar Semiconductor to be in the best interests of Trans-India’s stockholders, and because there is a possibility that Trans-India will not be able to conclude the business combination with Solar Semiconductor by February 14, 2009, Trans-India has determined to seek stockholder approval to extend the time for completion of the business combination from February 14, 2009 to June 30, 2009.

Trans-India’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the February 14, 2009 deadline. Trans-India’s IPO prospectus did not suggest that this provision or the certificate of incorporation’s other business combination procedures, were subject to change. Trans-India believes that these provisions were included to protect Trans-India’s common stockholders from having to sustain their investments for an unreasonably long period if Trans-India failed to find a suitable business combination in the timeframe contemplated by the certificate of incorporation. However, Trans-India also believes that given Trans-India’s expenditure of time, effort and money on the proposed business combination with Solar Semiconductor, circumstances warrant providing those common stockholders who find Solar Semiconductor to be an attractive investment an opportunity to consider the business combination with Solar Semiconductor.

Even if the Extension Amendment is approved by the requisite vote of stockholders, if holders of 25% or more of the outstanding shares of common stock as of the date of the special meeting vote against the Extension Amendment and exercise their conversion rights, the board of directors will abandon the Extension Amendment. Trans-India will, at that point, most likely liquidate unless it has reason to believe it can conclude the Solar Semiconductor business combination by February 14, 2009.

You are not being asked to vote on the proposed business combination at this time. You will have the specific right to vote on the proposed business combination with Solar Semiconductor if and when it is submitted to stockholders.

Q. Why should I vote for the Extension Amendment?	A. Extending the period during which Trans-India could consummate a business combination was not contemplated by its IPO prospectus. Since the completion of its IPO, Trans-India has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, Trans-India began to search for an appropriate business combination target. Trans-India identified and reviewed information with respect to more than 70 possible target companies both in India and the USA. At least eight of these companies were provided with nonbinding letters of intent. However, for various reasons, in each case negotiations failed to result in a binding agreement.

In June 2008, Trans-India began preliminary discussions with Solar Cayman. Between September 2, 2008 and September 14, 2008, the principal terms of the transaction were negotiated, and Trans-India signed a letter of intent with Solar Cayman on September 16, 2008. Trans-India, Solar Semiconductor and certain of Solar Cayman’s stockholders entered into the Share Exchange Agreement on October 24, 2008.

As Trans-India believes the Solar Semiconductor business combination to be in the best interests of Trans-India’s stockholders, and because Trans-India may not be able to conclude the business combination with Solar Semiconductor by February 14, 2009, Trans-India has determined to seek stockholder approval to extend the time for closing the business combination beyond February 14, 2009 to June 30, 2009. If the Extension Amendment is approved, Trans-India expects to seek stockholder approval of the proposed business combination with Solar Semiconductor in the near future.

Trans-India has received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A., concerning the validity of the Extension Amendment. Trans-India did not request Richards, Layton & Finger to opine on whether the clause currently contained in its charter prohibiting amendment of Article V prior to consummation of a business combination was valid when adopted. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the Extension Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” A copy of Richards, Layton & Finger’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Trans-India’s board of directors believes that it is in the best interests of Trans-India’s stockholders to propose extending that deadline.

Q. Since Trans-India’s IPO prospectus doesn’t say that the company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?	A. You should be aware that because extending the period during which Trans-India could consummate a business combination was not contemplated by its IPO prospectus, each stockholder may have securities law claims against Trans-India for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Trans-India’s IPO (which, in the case of common stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Solar Semiconductor business combination may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Trans-India’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Trans-India incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the trust account payable to holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed Solar Semiconductor business combination vote will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. Trans-India cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to common stockholders of trust account funds upon conversion or liquidation.

Aside from possible securities law claims against Trans-India, you should also be aware that if the Extension Amendment is approved, Trans-India will incur substantial additional expenses in seeking to complete the business combination with Solar Semiconductor, in addition to expenses incurred in proposing the Extension Amendment. Trans-India expects the combined company would ultimately bear these expenses if the proposed business combination is completed.

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q. What if I don’t want to vote for the Extension Amendment?

A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares of common stock into cash only if you vote against each proposal of the Extension Amendment and elect conversion (or if you exercise your conversion rights upon voting against the business combination with Solar Semiconductor). If you vote “FOR” any of the proposals included in the Extension Amendment or abstain or do not vote on any of the proposals included in the Extension Amendment, you will retain your right to convert your shares of common stock into a pro rata portion of the funds available in the trust account if the business combination with Solar Semiconductor is approved and completed and you vote against the business combination and elect conversion. However, as explained in “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against Trans-India whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a common stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

If you vote against the Extension Amendment and exercise your conversion right with respect to your shares of common stock, you will no longer own them as of the effective date of the Extension Amendment. Do not send your stock certificates with your proxy at this time.

If the Extension Amendment is approved, and less than 25% of the outstanding shares of common stock as of the date of the special meeting are voted against it, Trans-India will afford the common stockholders voting against the Extension Amendment and exercising their conversion rights, the opportunity to receive, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares of common stock, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. The rights of common stockholders voting “FOR” the Extension Amendment (or abstaining or not voting) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged.

Q. Will you seek any further extensions of the deadline for consummation of a business combination?	A. No. Trans-India’s board of directors recognizes extending the period during which Trans-India could complete a business combination was not contemplated by its IPO prospectus. To minimize the deviation from Trans-India’s plans as described in that document, Trans-India will, at the time the Extension Amendment becomes effective, amend the trust account agreement to prohibit any further material changes in the distribution of trust account funds, including the date of such distribution, unless each and every Trans-India stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Trans-India is permitted to consummate a business combination. In practical terms, this means a further extension will not happen.

Q. What happens if the Extension Amendment is not approved?	A. If the Extension Amendment is not approved and the proposed business combination is not consummated by February 14, 2009, Trans-India will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the shares of common stock, other than the holders of the pre-IPO shares purchased by the initial stockholders. There will be no distribution from the trust account with respect to Trans-India’s warrants.

Trans-India cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Trans-India fails to consummate a business combination within the time period allotted, Trans-India will seek the approval of its common stockholders for a plan of dissolution and distribution. In the event Trans-India seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Trans-India’s dissolution and will not be released unless and until such approval is obtained from Trans-India’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the common stockholders, may result in substantial delays in the liquidation of the trust account to the common stockholders as part of the plan of dissolution and distribution.

Q. If the Extension Amendment is approved, what happens next?	A. Trans-India is continuing its efforts to complete the Business Combination Proxy relating to the proposed business combination with Solar Semiconductor, which will involve:

•	completing any review process with respect to the proxy materials which were submitted to the SEC on November 12, 2008;

•	establishing a meeting date and record date for considering the proposed business combination, and distributing proxy materials to stockholders; and

•	holding a special meeting to consider the proposed business combination.

This timetable is independent of the Extension Amendment (although there is a substantial possibility that Trans-India will not be able to complete all of these tasks prior to the Termination Date (as defined in the Share Exchange Agreement) unless the Extension Amendment is approved), and Trans-India expects to submit the proposed business combination to stockholders for their approval promptly after SEC staff review is completed. If stockholders approve the proposed business combination, Trans-India expects to consummate the business combination as soon as possible following stockholder approval.

You are not being asked to vote on the proposed business combination at this time. You will have the specific right to vote on the proposed business combination with Solar Semiconductor if and when it is submitted to stockholders.

Q. Would I still be able to exercise my conversion rights if I vote against the business combination with Solar Semiconductor?

A. Yes, if you are a common stockholder, unless you vote against the Extension Amendment and exercise your conversion rights, you will be able to vote on the business combination with Solar Semiconductor when it is submitted to stockholders. If you disagree with the business combination, you will be entitled to exercise your conversion right if you:

•	vote against the business combination;

•	do not dispose of your shares of common stock (other than in accordance with the conversion procedure) prior to the consummation of the business combination;

•	elect to convert your shares of common stock; and then

•	tender your stock certificate(s).

THE SPECIAL MEETING

Trans-India is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Trans-India board of directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. The special meeting will be held at 10:00 a.m., Eastern standard time, on February 11, 2009, at the Company’s offices at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, to vote on the proposals to approve the Extension Amendment.

Purpose. At the special meeting, Trans-India’s stockholders will be asked to approve the Extension Amendment consisting of the following three amendments to Trans-India’s certificate of incorporation:

•	to eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

to extend the date before which the Company must complete a business combination from February 14, 2009 to June 30, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are being asked to authorize the Company to extend the date by which the trust account must be liquidated from February 14, 2009 to June 30, 2009); and

•

to allow holders of less than 25% of the Company’s common stock issued in its IPO who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Trans-India’s initial public offering (the “IPO”).

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Trans-India’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the third proposal of the Extension Amendment will constitute your consent to the use of funds held in Trans-India’s trust account to pay, at the time the amendment becomes effective, and in exchange for surrender of their shares of common stock, pro rata portions of the funds available in the trust account to common stockholders voting against all three proposals contained in the Extension Amendment. This use requires amendment of the trust account agreement governing the trust account. At the time the Extension Amendment becomes effective, Trans-India will also amend the trust account agreement to prohibit any further material changes in the distribution of the trust account funds unless each and every Trans-India stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Trans-India is permitted to consummate a business combination.

After careful consideration of all relevant factors, Trans-India’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of Trans-India and its stockholders. Accordingly, the board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment.

Because of the business combination provisions of Trans-India’s certificate of incorporation, if the proposed business combination with Solar Semiconductor is not completed by February 14, 2009, Trans-India will dissolve and distribute to its common stockholders, other than the initial stockholders, the funds available in the trust account established in Trans-India’s IPO, unless stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment. Under Delaware law and Trans-India’s bylaws, no other business may be transacted at the special meeting.

You are not being asked to pass on the proposed business combination at this time. You will have the specific right to vote on the proposed business combination with Solar Semiconductor if and when it is submitted to stockholders, and Trans-India expects to present the business combination for your vote in the near future.

Record Date; Who is Entitled to Vote. The record date for the special meeting is January 16, 2009. Record holders of Trans-India common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 14,200,000 outstanding shares of Trans-India common stock, each of which entitles its holder to cast one vote per proposal.

Vote Required. Subject to the following paragraph, approval of the Extension Amendment will require the affirmative vote of holders of a majority of Trans-India’s outstanding common stock on the record date, voting for all proposals contained in the Extension Amendment.

In addition, consistent with the conversion rights included in the IPO prospectus and under Trans-India’s certificate of incorporation, if common stockholders vote a total of 2,875,000 or more shares of common stock (which number represents 25% or more of the shares of common stock outstanding as of the date of the special meeting to consider the Extension Amendment) (a) against the Extension Amendment (and elect to convert their shares of common stock into a portion of the funds available in the trust account) and (b) against the proposed business combination with Solar Semiconductor (and elect to convert their shares of common stock into a portion of the funds available in the trust account), Trans-India will not complete the business combination and will be liquidated and the amount remaining in the trust account will be distributed, pro rata, to the holders of the shares of common stock, other than the holders of the pre-IPO shares purchased by the initial stockholders. Trans-India believes that the conversion rights were included to protect Trans-India stockholders from having to sustain their investments for an unreasonably long period if Trans-India failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the common stockholders should be afforded an opportunity to consider the business combination with Solar Semiconductor. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 2,875,000 or more shares of common stock are voted against the Extension Amendment, and a conversion election is made with respect to those shares, Trans-India’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders. Trans-India will, at that point, most likely liquidate unless it has reason to believe it can conclude the Solar Semiconductor business combination by February 14, 2009.

If holders of less than 2,875,000 shares of common stock vote against the Extension Amendment and elect conversion in accordance with the procedures set forth in this proxy statement (including the requirement that they tender their shares to Trans-India’s transfer agent prior to the special meeting), Trans-India will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. Common stockholder, other than holders of the pre-IPO shares purchased by the initial stockholders, may elect to convert their shares of common stock into a portion of the funds available in the trust account only if they voted against all the proposals included in the Extension Amendment. Your approval of the third component of the Extension Amendment will constitute your consent to the use of trust account proceeds to pay such amounts to common stockholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust account agreement governing the trust account, which Trans-India will complete if the Extension Amendment is approved. The right of the remaining common stockholders to have their shares converted into trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 25% “against” vote that, together with a conversion election with respect to 25% or more of the outstanding shares of common stock, would result in the amendment’s abandonment, and common stockholders would be unable to exercise any conversion rights upon approval of the Extension Amendment (although common stockholders, other than holders of the pre-IPO shares purchased by the initial stockholders, would retain the right to exercise conversion rights if the Solar Semiconductor business combination is approved, and they voted against the business combination).

All of Trans-India’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Trans-India and their affiliates beneficially owned and were entitled to vote 2,700,000 shares of Trans-India common stock, representing approximately 19.0% of Trans-India’s issued and outstanding common stock.

Trans-India’s initial stockholders and other affiliates of Solar Semiconductor or Trans-India may choose to buy Trans-India’s common stock in the open market and/or in negotiated private purchases. These shares may be voted by the purchasers in their discretion. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. This would have the effect of making it more likely that the Extension Amendment would be approved. Any shares purchased by the affiliates of Solar Semiconductor or Trans-India will likely be voted in favor of the Extension Amendment. This would have the effect of reducing the number of other public stockholders of Trans-India that would have to vote in favor of the Extension Amendment in order for the Extension Amendment to be approved. The affiliates that vote their shares for the Extension Amendment will not elect to convert any shares that they purchased in the open market into the trust account, provided, however, that in the event the Extension Amendment is not consummated and Trans-India is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares, but not on the 2,700,000 shares acquired prior to our IPO.

Such purchases, if any, may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information (and, with respect to open market purchases, complying with the provisions of Rule 10b-18 under the Exchange Act, which provides a safe harbor against liability for purchases made under the limitation in Rule 10b-18)) and continue up through the Trans-India special meeting date, including any adjournments.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card. If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Trans-India board of directors, which is “FOR” the Extension Amendment.

By telephone or on the internet. You can submit a proxy to vote your shares by following the telephone or internet instructions included with your proxy card. If you do, you should not return the proxy card. If you submit a proxy vote this way, however, you will not be able to exercise conversion rights.

You can attend the special meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•	Notifying Trans-India, located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, Attention: Secretary, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment, except that they will not count toward a 25% disapproval vote that, together with a conversion election with respect to 25% or more of the outstanding shares of common stock, would result in the Extension Amendment’s abandonment.

Questions About Voting. Trans-India has retained Advantage Proxy to assist it in the solicitation of proxies. If you have any questions about how to vote or direct a vote in respect of your shares, you may call Advantage Proxy at (206) 870-8565. You may also want to consult your financial and other advisors about the vote.

Solicitation Costs. Trans-India is soliciting proxies on behalf of Trans-India’s board of directors. This solicitation is being made by mail but also may be made in person. Trans-India and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail. These persons will not be paid for doing this. Trans-India has agreed to pay Advantage Proxy a fee of $15,000 plus expenses.

Trans-India will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Trans-India will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Trans-India stockholders is set forth below under “Beneficial Ownership of Securities.”

PROPOSALS 1, 2 AND 3

THE EXTENSION AMENDMENT

Trans-India is proposing to amend its certificate of incorporation to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

extend the date before which Trans-India must complete a business combination from February 14, 2009 to June 30, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are being asked to authorize Trans-India to extend the date by which the trust account must be liquidated from February 14, 2009 to June 30, 2009); and

•

allow holders of less than 25% of Trans-India’s shares of common stock who vote against the Extension Amendment and elect conversion to convert their shares of common stock into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Trans-India’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the third component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares of common stock, pro rata portions of the funds available in the trust account to common stockholders voting against the Extension Amendment and electing to convert their shares of common stock. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Trans-India will also amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every Trans-India stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Trans-India is permitted to consummate a business combination.

If you vote against the Extension Amendment and elect a conversion of your shares of common stock for your pro rata portion of the funds available in the trust account and the Extension Amendment is approved and becomes effective, and as a result you receive cash for your shares of common stock, you will be required to recognize gain or loss upon the conversion of your shares of common stock for cash. The tax consequences to Trans-India’s stockholders that elect conversion of less than all of their shares may be different, and those stockholders should consult their tax advisors regarding the consequences of such an election. TRANS-INDIA URGES YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

A copy of the proposed amendment to the certificate of incorporation of Trans-India is annexed to this proxy statement as Annex A.

Reasons for the Proposal

On October 24, 2008, Trans-India entered into a Share Exchange Agreement with Solar Semiconductor Ltd., or Solar Cayman, an exempted company incorporated with limited liability in the Cayman Islands, its subsidiaries, Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, or Solar India, and Solar Semiconductor, Inc., a California corporation, or Solar California, Venkata Kode, as Stockholders’ Representative, and certain shareholders of Solar Cayman. This transaction is referred to as the “business combination,” and Solar Cayman, Solar India, and Solar California are referred to collectively as “Solar Semiconductor.”

Trans-India’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the February 14, 2009 deadline. Trans-India’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. Trans-India believes that these provisions were included to protect Trans-India’s common stockholders from having to sustain their investments for an unreasonably long period if Trans-India failed to find a suitable business combination in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the common stockholders should be afforded an opportunity to consider the business combination with Solar Semiconductor. Trans-India is also affording common stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, Trans-India believes that the Extension Amendment is consistent with the spirit in which Trans-India offered its securities to the public.

Since the completion of its IPO, Trans-India has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements of the business combination target.

The SEC staff has issued its initial set of comments with respect to the Business Combination Proxy that Trans-India filed with the SEC on November 12, 2008 in connection with the Solar Semiconductor business combination. Trans-India is in the process of addressing each of the SEC staff’s comments in an amendment to the Schedule 14A preliminary proxy statement. The SEC staff may have additional comments on the amendment to the Schedule 14A preliminary proxy statement, which Trans-India would have to address in another amendment to the Schedule 14A preliminary proxy statement. Once the SEC staff clears the Schedule 14A preliminary proxy statement, Trans-India will be able to mail the definitive proxy statement to its stockholders and schedule the special meeting to consider the business combination. Because Trans-India cannot predict with any certainty the length of the SEC staff comment process and because it must give stockholders sufficient time to review the proxy statement prior to the special meeting, Trans-India is also unable to conclude that it will be able to complete the business combination by February 14, 2009.

As Trans-India’s board of directors believes the Solar Semiconductor transaction to be in the best interests of Trans-India’s stockholders, and because Trans-India may not be able to conclude the business combination with Solar Semiconductor by February 14, 2009, Trans-India has determined to seek stockholder approval to extend the time for closing the transaction beyond February 14, 2009 to June 30, 2009. If the Extension Amendment is approved, Trans-India expects to seek stockholder approval of the proposed business combination with Solar Semiconductor as soon as possible after completion of the SEC staff comment process of the Schedule 14A preliminary proxy statement filed with the SEC in connection with the Solar Semiconductor business combination. Trans-India management will not pursue any other business combination, even if the proposed Solar Semiconductor business combination is abandoned, or attempt any extension of the business combination deadline beyond June 30, 2009, if the business combination cannot be completed by that date. In addition, the purpose of amending the trust account agreement, at the time the Extension Amendment becomes effective, to prohibit any further material changes in the distribution of the trust account funds is to effectively preclude any additional extension of the period in which Trans-India is permitted to consummate a business combination.

If the Extension Amendment is not approved and Trans-India is unable to complete the Solar Semiconductor business combination by February 14, 2009, Trans-India will be required to liquidate and distribute the trust account proceeds to its common stockholders, other than the holders of the pre-IPO shares purchased by the initial stockholders. In considering the Extension Amendment, Trans-India’s board of directors came to the conclusion that the potential benefits of the proposed Solar Semiconductor business combination to Trans-India and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

Under the terms of the proposed Extension Amendment, IPO stockholders holding less than 25% of the shares of common stock outstanding as of the date of the special meeting may vote against the Extension Amendment and elect to convert their shares of common stock into a pro rata portion of the funds available in the trust account. If holders of 25% or more of the outstanding shares of common stock so elect, Trans-India’s board of directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock.

Based on the trust account balance as of November 30, 2008, if the maximum permissible number of shares of common stock elect conversion in connection with the Extension Amendment, or 2,875,000 shares of common stock, without its being abandoned, a total of approximately $22,615,852 of the trust account would be disbursed, leaving approximately $68,747,558. If the Extension Amendment is approved and the proposed business combination with Solar Semiconductor is presented to Trans-India stockholders for approval, common stockholders who did not vote against and convert their shares of common stock in connection with the Extension Amendment will have the same right to vote against the business combination with Solar Semiconductor and convert their IPO shares; provided that Trans-India will not complete the business combination if a total of 2,875,000 or more shares of common stock (which number represents 25% or more of the shares of common stock currently outstanding as of the date of the special meeting to consider the Extension Amendment) vote (a) against the Extension Amendment (and elect to convert their shares of common stock into a portion of the funds available in the trust account) and (b) against the proposed business combination with Solar Semiconductor and (elect to convert their shares of common stock into a portion of the funds available in the trust account).

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account,” below, the Extension Amendment will result in Trans-India incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against it whose holders might seek to have such claims satisfied from funds in the trust account. Trans-India believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by common stockholders (or a liquidation, if dissenting votes equal 25% or more) would have no adverse effect on them, because they would receive the same amounts they would have received if Trans-India were liquidated on February 14, 2009, and, if the proposed business combination is later disapproved, its common stockholders at that time would receive the same liquidation proceeds as if Trans-India were liquidated as of February 14, 2009.

However, if material liabilities are sought to be satisfied from the trust account, the trust account could possibly be reduced or subject to reduction beyond the reduction resulting from common stockholder conversions, which could result in the reduction of a common stockholder’s current pro rata portion of the trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of trust account funds for use by the combined company upon completion of the business combination.

You are not being asked to vote on the proposed business combination at this time. You will have the specific right to vote on the proposed business combination with Solar Semiconductor if and when it is submitted to stockholders, and Trans-India expects to present the business combination for your vote in the near future, after the SEC staff has had the opportunity to review and comment on the proxy statement.

Possible Claims Against and Impairment of the Trust Account.

Trans-India’s IPO prospectus stated that Trans-India would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that you may have securities law claims against Trans-India for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with Solar Cayman may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle common stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Trans-India’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Trans-India incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and common stockholders who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Trans-India cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to common stockholders of trust account funds on conversion or liquidation.

Aside from possible securities law claims against Trans-India, you also should be aware that if the Extension Amendment is approved, Trans-India will incur substantial expenses in seeking to complete the business combination with Solar Semiconductor, in addition to expenses incurred in proposing the Extension Amendment. Trans-India expects that the combined company will ultimately bear these expenses if the proposed business combination with Solar Semiconductor is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Trans-India’s officers and directors have to Trans-India to ensure that the claims of such vendors do not reduce funds in the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a common stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Moreover, attendant litigation could result in a delay in payments to common stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a common stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

In general, under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against Trans-India whose holders might seek to have the claims satisfied from funds in the trust account. Trans-India has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of Trans-India common stock who successfully claim rescission could be awarded up to approximately $8.00 per share, based on the initial offering price of the units issued in Trans-India’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the originally-attached warrants, plus interest from the date of Trans-India’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which is, (a) for claims made under Section 12(a)(1) of the Securities Act (relating to offers or sales of securities in violation of the registration provisions of the Securities Act), within one year of the violation upon which it is based and in no event more than three years after the security was bona fide offered to the public, (b) for claims made under Section 12(a)(2) of the Securities Act (relating to offers or sales of a security by means of a prospectus or oral communication, which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading), within one year after the discovery of the untrue statement or the omission, or after such discovery should have been made by the exercise of reasonable diligence, but in no event more than three years after the sale, or (c) for claims brought under some state statutes, one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with Solar Semiconductor would be completed, and such claims would not be extinguished by consummation of that transaction.

If Trans-India were to become subject to such claims as a result of the Extension Amendment, the trust account could be depleted by those claims (in addition, as discussed above, to other claims from vendors, service providers or other entities in connection with Trans-India’s efforts to complete the Solar Semiconductor business combination) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and common stockholders who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount as their pro rata portion of the trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed business combination is not approved and completed.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of common stockholders not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made. This could happen if liabilities to which Trans-India becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the combined resources of Trans-India’s officers and directors, who have agreed to certain indemnification obligations, on a several basis in proportion with their respective beneficial ownership interest in Trans-India prior to the IPO, with respect to the trust account, are insufficient or unavailable to indemnify Trans-India for the full amount thereof on liquidation.

If Trans-India’s trust account is not depleted by liabilities for securities law claims or other expenses, all common stockholders would receive as of October 31, 2008, upon conversion or liquidation, approximately $7.97 per share. This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $8.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. Common stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

Trans-India has not sought the opinion of any legal or financial advisers or experts about the possible magnitude of such costs. In light of Trans-India’s current financial condition, its board of directors determined that an opinion would be of less value to Trans-India and its stockholders than the cost of obtaining one, and did not approach any third party about providing one.

Trans-India has attempted to structure the Extension Amendment to preserve the investment proposition set forth in the IPO prospectus for common stockholders (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business combination itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, Trans-India’s board of directors believes it in the best interests of Trans-India’s stockholders to approve the Extension Amendment.

Liquidation

If the Extension Amendment is not approved and the proposed business combination is not consummated by February 14, 2009, Trans-India will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to all of the holders of common stock, other than the pre-IPO shares purchased by the initial stockholders. There will be no distribution from the trust account with respect to Trans-India’s warrants.

Trans-India cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Trans-India fails to consummate a business combination within the time period allotted, Trans-India will seek the approval of its common stockholders for a plan of dissolution and distribution. Trans-India expects that any plan of dissolution and distribution subsequent to the expiration of the deadline by which it must complete a business combination would proceed in approximately the following manner:

•	Trans-India’s board of directors will convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to Trans-India’s common stockholders;

•	Trans-India will prepare a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board's recommendation of such plan;

•	Trans-India will then file a preliminary proxy statement with the SEC;

•

if the SEC staff does not comment on the preliminary proxy statement, then, at least 10 days after the preliminary proxy statement is filed, Trans-India will mail the proxy statements to its common stockholders and, approximately 30 days following the mailing it will convene a meeting of its common stockholders, at which they will either approve or reject the plan of dissolution and distribution; and

•

if the SEC staff comments on the preliminary proxy statement, Trans-India will be required to answer and comply with their comments. Trans-India will mail the proxy statements to its common stockholders following the conclusion of the comment process (the length of which it cannot predict with any certainty, and which may be substantial) and will convene a meeting of its common stockholders at which they will either approve or reject the plan of dissolution and distribution.

In the event Trans-India seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Trans-India’s dissolution and will not be released unless and until such approval is obtained from Trans-India’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the common stockholders, may result in substantial delays in the liquidation of the trust account to the common stockholders as part of the plan of dissolution and distribution.

Conversion Rights

If holders of less than 25% of the outstanding shares of common stock as of the date of the special meeting to consider the Extension Amendment vote against the Extension Amendment and the Extension Amendment is approved (and not abandoned), Trans-India will afford such stockholders the opportunity to receive, in exchange for surrender of their shares of common stock, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. You will be entitled to convert your shares of common stock into trust account proceeds only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the Solar Semiconductor business combination) and follow the conversion procedure described below (except that Trans-India’s initial stockholders may not convert their pre-IPO shares). Abstaining or not voting on the Extension Amendment will not give you a right to convert your shares of common stock in connection with the Extension Amendment.

If you are a common stockholder, other than one of our initial stockholders who purchased pre-IPO shares, and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you vote “AGAINST” the Extension Amendment but do not elect to convert your shares of common stock, you will retain your right to convert your shares of common stock into a pro rata portion of the funds available in the trust account, if the business combination is approved, and you elect conversion in connection with the business combination vote. You will be entitled to exercise your conversion right with respect to the business combination only if you:

•	vote against the business combination, as and when formally proposed to stockholders;

•	do not dispose of your shares of common stock (other than in accordance with the conversion procedure) prior to the consummation of the business combination; and

•	tender your stock certificate(s) to Trans-India’s transfer agent prior to the special meeting to consider the Extension Amendment.

Conversion Procedure

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares of common stock if you continue to retain ownership of them through the effective date of the Extension Amendment. If you submit a proxy by internet or telephone, you will not be able to exercise conversion rights.

In connection with tendering your shares of common stock for conversion, you must elect either to physically tender your stock certificates to Trans-India’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares of common stock through the DWAC system. Trans-India believes that approximately 81% of its shares are currently held in “street name.” Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Trans-India’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and the broker would determine whether or not to pass this cost on to the converting holder. It is Trans-India’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Trans-India does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures prior to the special meeting will not be converted to cash. In the event that a stockholder tenders its shares of common stock and decides prior to the special meeting that it does not want to convert its shares of common stock, the stockholder may withdraw the tender. In the event that a stockholder tenders shares of common stock and the Extension Amendment is not approved, these shares will not be converted to cash and the physical certificates representing these shares of common stock will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. Trans-India anticipates that a stockholder who tenders shares of common stock for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such shares of common stock soon after the completion of the Extension Amendment. Trans-India will hold the certificates of stockholders that elect to convert their shares of common stock into a pro rata portion of the funds available in the trust account until such shares of common stock are converted to cash or returned to such stockholders. Any shares of common stock that are converted to cash will be cancelled and retired.

If properly demanded, Trans-India will convert each share of common stock into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Extension Amendment. As of October 31, 2008 this would amount to approximately $7.97 per share. If you exercise your conversion rights, you will be exchanging your shares of Trans-India common stock for cash and will no longer own the shares as of the effective date of the Extension Amendment. You will be entitled to receive cash for these shares only if you affirmatively vote against the Extension Amendment, properly demand conversion, and tender your stock certificate(s) to Trans-India’s transfer agent prior to the special meeting to consider the Extension Amendment. If the Extension Amendment is not approved, these shares of common stock will not be converted into cash. However, if Trans-India is unable to complete the business combination with Solar Semiconductor or another business combination by February 14, 2009 (unless such date is extended), it will be forced to liquidate and all holders of shares of common stock, other than the pre-IPO shares purchased by the initial stockholders, will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.

Required Vote

The affirmative vote by holders of a majority of Trans-India’s outstanding common stock as of the record date, voting for all proposals contained in the Extension Amendment, is required to approve the Extension Amendment. However, Trans-India’s board of directors will abandon the Extension Amendment if holders of 25% or more of the shares of common stock outstanding as of the date of the special meeting to consider the Extension Amendment vote against the Extension Amendment and elect to exercise their conversion rights. In that case, Trans-India will be required by its certificate of incorporation to liquidate and distribute the trust account proceeds to the common stockholders.

All of Trans-India’s directors, executive officers and their affiliates are expected to vote any shares of common stock owned by them in favor of the Extension Amendment. On the record date, our initial stockholders beneficially owned and were entitled to vote 2,700,000 shares of Trans-India common stock, representing approximately 19.0% of Trans-India’s issued and outstanding common stock.

Trans-India’s initial stockholders and other affiliates of Solar Semiconductor or Trans-India may choose to buy Trans-India’s common stock in the open market and/or in negotiated private purchases. These shares may voted by the purchasers in their discretion. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. This would have the effect of making it more likely that the Extension Amendment would be approved. Any shares purchased by the affiliates of Solar Semiconductor or Trans-India will likely be voted in favor of the Extension Amendment. This would have the effect of reducing the number of other public stockholders of Trans-India that would have to vote in favor of the Extension Amendment in order for the Extension Amendment to be approved. The affiliates that vote their shares for the Extension Amendment will not elect to convert any shares that they purchased in the open market into the trust account, provided, however, that in the event the Extension Amendment is not consummated and Trans-India is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares, but not on the 2,700,000 shares acquired prior to our IPO.

Such purchases, if any, may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information (and, with respect to open market purchases, complying with the provisions of Rule 10b-18 under the Exchange Act, which provides a safe harbor against liability for purchases made under the limitation in Rule 10b-18)) and continue up through the Trans-India special meeting date, including any adjournments. Pursuant to Rule 10b-18, the purchase price of the foregoing open market purchases shall not exceed the highest independent bid or the last independent transaction price, whichever is higher, quoted on the OTC BB at the time the purchase is effected, and the total volume of purchases effected by persons subject to the rule on any single day must not exceed 25% of the average daily trading volume for the common stock during the four calendar weeks preceding the week in which the purchase was to be effected; provided that, once each week, in lieu of purchasing under the foregoing 25% limit for that day, the persons subject to the rule may effect one block purchase if no other Rule 10b-18 purchases are effected that day, and the block purchase is not included when calculating the four week average daily trading volume under the rule.

Interests of Trans-India’s Officers and Directors

When you consider the recommendation of the Trans-India board of directors, you should keep in mind that Trans-India’s executive officers and members of Trans-India’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

If the Extension Amendment is not approved and a business combination is not approved by February 14, 2009, we will be required to liquidate. In such event, the 2,700,000 shares of common stock and 200,000 warrants held by our initial stockholders, which include each of our officers and directors, of which 2,500,000 shares were acquired prior to our IPO for an aggregate purchase price of $20,000, and 200,000 units consisting of 200,000 shares and 200,000 warrants were acquired prior to our IPO for an aggregate purchase price of $1,600,000, will be worthless.

•

In connection with the IPO, Mr. Venkatadri, our president and chief executive officer and one of our directors, agreed that if we are unable to complete a business combination and are required to liquidate, he will indemnify Trans-India for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the trust account. However, Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under our indemnity of the underwriters in our IPO against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this proxy statement, we do not have any material vendors or service providers that have not executed a waiver of rights to the trust account. Our other directors and officers have each agreed to be personally liable, on a several basis, in accordance with their respective beneficial ownership interest in Trans-India prior to the IPO, for ensuring that the proceeds in the trust account are not reduced by the claims of any vendor or service provider that is owed money by us for services rendered or products sold to us. Therefore, if the business combination is not consummated and vendors sue the trust account and win their cases, to the extent we do not have sufficient cash outside of the trust account, the trust account could be reduced by the amount of the claims and our officers and directors would be required to fulfill their indemnification obligations.

•

Warrants to purchase our common stock held by our initial stockholders, which include a majority of our directors, are exercisable upon consummation of a business combination. If the Extension Amendment is not approved and a business combination is not approved by February 14, 2009, we will be required to liquidate and all warrants to purchase common stock held by our initial stockholders will be worthless.

•

All rights specified in our certificate of incorporation relating to the right of officers and directors to be indemnified by Trans-India, and of Trans-India’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the business combination. If the business combination is not approved and Trans-India liquidates, Trans-India will not be able to perform its obligations to its officers and directors under those provisions.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

As discussed below, after careful consideration of all relevant factors, Trans-India’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Trans-India and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment, and recommends that you vote “FOR” such adoption.

In determining to recommend the Extension Amendment, Trans-India’s board of directors concluded that the proposed business combination with Solar Semiconductor is in the best interests of Trans-India’s stockholders, since it believes that Trans-India’s stockholders will benefit from the business combination with Solar Semiconductor. Although the board of directors believes that the certificate of incorporation provisions to be amended by the Extension Amendment were included to protect Trans-India stockholders from having to keep their investments for an unreasonably long period if Trans-India failed to find a suitable business combination in the timeframe contemplated by the certificate of incorporation, the board believes that circumstances warrant permitting those who find Solar Semiconductor to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of Trans-India or its stockholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed above, Trans-India’s board of directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by Trans-India common stockholders (or a liquidation, if dissenting votes are 25% or greater) would have no adverse effect on the common stockholders, because they would receive approximately the same amounts they would if Trans-India were liquidated on February 14, 2009, and, if the proposed business combination is later disapproved, its common stockholders at that time would receive approximately the same liquidation proceeds as if Trans-India were liquidated as of February 14, 2009.

Trans-India’s board of directors consulted with special Delaware counsel, Richards, Layton & Finger, P.A. concerning the validity of the Extension Amendment. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the Extension Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” Richards, Layton & Finger has consented to Trans-India’s use of its opinion in this proxy statement. A copy of Richards, Layton & Finger’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Trans-India’s board of directors has unanimously approved and declared advisable the Extension Amendment. Accordingly, if the Extension Amendment is approved by the holders of a majority of Trans-India’s outstanding common stock as of the record date, in accordance with Delaware law, Trans-India believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

In determining whether to propose the Extension Amendment, Trans-India’s board of directors took into consideration the fact that a substantial amount of Trans-India stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing certificate of incorporation deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In addition, Trans-India’s board of directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of its stockholders. The board of directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of Trans-India shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to Trans-India’s stockholders to the best of their ability, as well as substantially less than the potential benefits to stockholders wishing to have an opportunity to consider the proposed Solar Semiconductor business combination, which they, as Trans-India stockholders as well, share. In making that determination, the board of directors took into consideration the fact that in proposing the Extension Amendment, they may incur indemnification obligations to Trans-India under their existing commitment substantially in excess of those currently accrued. At the same time, they recognized that completing the proposed Solar Semiconductor business combination would result in a combined company more capable than Trans-India alone to pay existing obligations of Trans-India and expenses incurred after approval of the Extension Amendment, all of which obligations they might be called upon to pay under their existing commitment.

After careful consideration of all relevant factors, Trans-India’s board of directors determined that the Extension Amendment is advisable, fair to and in the best interests of Trans-India and its stockholders.

The board of directors recommends that you vote “FOR” the Extension Amendment.

THE SOLAR SEMICONDUCTOR BUSINESS COMBINATION PROPOSAL

The following is a brief summary of the terms and background of the Share Exchange Agreement that Trans-India entered into with Solar Semiconductor and its shareholders. Upon completion of the SEC staff’s comment process with respect to Trans-India’s Schedule 14A proxy statement regarding the business combination, a definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination with Solar Semiconductor. This proxy statement will contain important information regarding the business combination.

YOU ARE NOT BEING ASKED TO VOTE ON THE PROPOSED BUSINESS COMBINATION AT THIS TIME. IF YOU ARE A COMMON STOCKHOLDER, YOU WILL HAVE THE SPECIFIC RIGHT TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH SOLAR SEMICONDUCTOR IF AND WHEN IT IS SUBMITTED TO STOCKHOLDERS, AND TRANS-INDIA EXPECTS TO PRESENT THE BUSINESS COMBINATION FOR YOUR VOTE IN THE NEAR FUTURE, AFTER THE SEC STAFF HAS HAD THE OPPORTUNITY TO COMMENT ON THE PROXY STATEMENT.

Enforceability of Civil Liabilities Against Non-U.S. Persons

Upon completion of a business combination with Solar Semiconductor, Trans-India’s subsidiaries and operating companies will be incorporated under the laws of the Cayman Islands, California and India, and will operate in such jurisdictions. Substantially all of the assets of Trans-India and its subsidiaries will be located in India. In addition, a number of Trans-India’s officers and directors will reside outside the United States and all or a substantial portion of the assets of these persons may be located outside the United States.

It will be difficult for stockholders to enforce outside the United States a judgment against Trans-India’s subsidiaries or its assets obtained in the United States in any actions, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, it may not be possible for stockholders to effect service of process within the United States upon them, or to enforce against them any judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

General

On October 24, 2008, Trans-India, Solar Cayman, Solar India, Solar California, Venkata Kode, as Stockholders’ Representative and certain shareholders of Solar Cayman entered into the share exchange agreement.

The Business Combination; Business Combination Consideration

The share exchange agreement provides for an acquisition transaction by means of a share exchange with the Solar Cayman shareholders, which would result in Solar Cayman becoming at least an 80% majority owned subsidiary of Trans-India. This will be accomplished through an exchange of such percentage of the issued and outstanding shares of capital stock of Solar Cayman for shares of Trans-India common stock.

The share exchange has been structured to be completed in at least two closings. Upon the approval of a business combination proposal, we will acquire at least 80% of Solar Cayman by the issuance of shares of our common stock to the Solar Cayman shareholders that are parties to the share exchange agreement. Each share of common stock to be issued in the business combination will be valued at $8.00 per share. The number of shares to be issued, as well as the number of options and warrants that will be assumed upon closing, will be calculated based on a purchase price of $375,000,000, minus the aggregate amount of Solar Cayman long-term indebtedness on the closing date of the business combination in excess of $50,000,000, plus or minus, as applicable, the earn-out amount, if any. The earn-out amount is based on Solar Cayman’s adjusted net income during the fiscal year ended

March 31, 2010. The term “adjusted net income” means the “net income attributable to Solar Cayman after tax” pursuant to GAAP, adjusted to add back any charges for (a) “business combination-related costs” recognized as expense, and any other fees, expenses or payments to any third party related to the business combination with Trans-India, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to the NASDAQ stock market, if Trans-India makes such transfer.

24,375,000 shares of Trans-India common stock to be received by the Solar Cayman shareholders in the business combination will be placed in escrow with Deutsche Bank National Trust Company at the closing pursuant to the terms of the share exchange agreement and escrow agreement. Up to 21,875,000 shares will be released to the Solar Cayman shareholders that are parties to the share exchange agreement upon the determination of the earn-out amount, which determination will be based on Solar Cayman’s adjusted net income for the period ended March 31, 2010, and the remaining 2,500,000 shares will be held until 18 months after the initial closing of the business combination, where an aggregate of up to 4,687,500 of such shares may be returned to by Trans-India to satisfy any indemnification claims under the share exchange agreement made by Trans-India during this period.

If Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010 exceeds $50,000,000, the purchase price will be increased by the lesser of:

(1) $100,000,000; or

(2) an amount equal to: (i) the amount by which the 2010 adjusted net income exceeds $50,000,000, multiplied by (ii) 4.

If Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010 is less than $50,000,000, the purchase price will be decreased by the lesser of:

(1) $175,000,000; or

(2) an amount equal to (i) the amount by which the 2010 adjusted net income is less than $50,000,000, multiplied by (ii) 8.

If Solar Cayman’s 2010 adjusted net income exceeds $50,000,000, we will issue additional shares of common stock to the Solar Cayman shareholders that are parties to the share exchange agreement equal to the earn-out amount divided by $8.00. If Solar Cayman’s 2010 adjusted net income is less than $50,000,000, the Solar Cayman shareholders will transfer back to us shares of common stock from those held in escrow equal to the earn-out amount divided by $8.00.

Any and all purchase price consideration described above will be reduced proportionately by the percentage of any outstanding capital stock of Solar Cayman not acquired by Trans-India.

Background of the Business Combination

Trans-India was formed on April 13, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. Trans-India completed its IPO on February 14, 2007, raising net proceeds (including the partial exercise of the underwriters’ over-allotment option) of $86,410,240, of which $86,250,000, plus $3,680,000 of deferred underwriting compensation, was deposited into the trust account (approximately $7.82 for each share sold in the offering).

In accordance with our certificate of incorporation, these funds will be released either upon the consummation of a business combination or upon the liquidation of Trans-India. Trans-India will liquidate if it has not consummated a business combination by February 14, 2009, unless such date is extended at a special meeting of stockholders called for such purpose. As of June 30, 2008, approximately $91,009,717 was held in deposit in the trust account.

We identified and reviewed information with respect to more than 70 possible target companies both in India and the USA. We engaged Ernst & Young LLP and Avendus Advisory Group in India and JMP Securities, Inc. in the United States as our investment advisors for the business combination. By August 2007, we had entered into substantive discussions with several potential target companies including some involving the valuation, type and amount of consideration we would offer. At least eight of these companies were provided with nonbinding letters of intent. However, for various reasons, in each case negotiations failed to result in a binding agreement.

In June 2008, we began preliminary discussions with Solar Cayman. One of Solar Cayman’s founders and its Chief Strategic Officer, Mr. Venkata Kode, is an acquaintance of Trans-India’s President and Chief Executive Officer, Mr. Bobba Venkatadri. Mr. Venkatadri’s son, Mr. Bharani P. Bobba is a member of the board of directors of Solar Cayman and Mr. Bobba’s wife is a minority shareholder of Solar Cayman.

Initial discussions with Solar Cayman were suspended during July and the first several weeks in August, 2008 as Solar Cayman explored other financing alternatives. On August 18, 2008, Mr. Kode called Mr. Venkatadri and explained that Solar Cayman had terminated its efforts to secure alternative financing and wished to resume discussions leading to a business combination with Trans-India. During an August 25, 2008 conversation, Mr. Venkatadri told Mr. Kode that Trans-India management team members N.C. Murthy and Craig Colmar would lead the negotiation of the terms of a possible transaction in order to avoid the appearance of a conflict of interest resulting from the presence of Mr. Venkatadri’s son on Solar Cayman’s board of directors.

Between September 2, 2008 and September 14, 2008, the principal terms of the transaction were negotiated directly between Mr. Murthy on our behalf and Mr. Kode through numerous telephone conferences. Mr. Murthy regularly reported the progress of these telephone conferences to Mr. Colmar and Mr. Cliff Haigler, our Chief Financial Officer, who offered comments and suggestions. Mr. Venkatadri had phone conversations with Mr. Kode on September 8 and 14, principally to clarify questions that came up in negotiations.

We presented a completed letter of intent to Solar Semiconductor on September 14. Solar Cayman’s board of directors met later that day to approve the terms of the transaction, and on September 15, 2008, Solar Cayman returned to us a signed copy of the letter of intent. Our board of directors met by teleconference on September 16, 2008 to discuss the status of the transaction and to consider our alternatives. After a detailed discussion, our board approved terminating discussions with the communications company with which we had previously entered into a non-binding letter of intent and authorized management to proceed with a transaction with Solar Cayman. We signed the letter of intent with Solar Cayman on September 16, 2008.

From September 20, 2008 until October 3, 2008, Mr. Haigler, assisted by Sreekanth Beeram of VenturEast, conducted financial, legal and business diligence on Solar Semiconductor at its offices in Hyderabad, India. We began negotiations on the definitive agreement at the same time, led by Mr. Murthy. Mr. Murthy conducted negotiations on the definitive agreement with Mr. Kode principally through telephone conferences until the principal terms of an agreement were reached on October 6, 2008. We immediately convened a special board meeting to discuss the terms of the proposed definitive agreement. At our board meeting held October 7, 2008, we authorized the execution and delivery of a definitive agreement and the ancillary agreements related thereto with Solar Cayman on the terms and conditions materially as presented to the board on October 7, 2008, and authorized management of the company to further negotiate several remaining open issues and to resolve them using their business judgment. Following further negotiations which took place by conference calls involving Messrs. Murthy, Haigler and Colmar on behalf of the company, with the assistance of counsel, we concluded and ultimately executed the definitive agreement on October 24, 2008, together with an employment agreement with Hari Surapaneni to become our chief executive officer and offer letters and non-competition and non-solicitation agreements with other members of management, each to become effective upon closing of the business combination.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Trans-India

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 31, 2008, (a) by each person known by us to own beneficially 5% or more of our common stock, (b) by each of our current officers or directors and (c) by all our executive officers and directors as a group.

As of October 31, 2008, there were a total of 14,200,000 shares of common stock issued and outstanding. We believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Common Stock
	Number	Percent
Marillion Pharmaceuticals India Pvt. Ltd. (2)	813,331	5.7%
Sarath Naru (3)	813,331	5.7%
Fir Tree, Inc., Fir Tree Capital Opportunity Master Fund, L.P. and Sapling, LLC (4)	1,249,575	8.8%
Platinum Partners Value Arbitrage Fund LP	805,483	5.7%
HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. (5)	758,846	5.3%
Weiss Asset Management, LLC, Weiss Capital, LLC and Andrew M. Weiss (6)	1,988,000	14.0%
Polar Securities Inc. (7)	987,714	7.0%
Halbis Capital Management (Hong Kong) Ltd. and HSBC Global Investment Funds (8)	700,000	5.5%
Business Ventures Corp.	667,882	4.7%
Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd. (9)	896,200	6.3%
Bobba Venkatadri	375,000	2.6%
Nalluru Murthy	339,195	2.4%
Craig Colmar (10)	270,833	1.9%
Narayanan Vaghul	125,000	*
Edmund Olivier	75,000	*
Cliff Haigler (11)	30,000	*
All directors and executive officers as a group (7 persons)	2,028,359	14.3%

*	Less than 1% of our outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Trans-India Acquisition Corporation, 300 South Wacker Drive, Suite 1000, Chicago, IL 60606.

(2)	Sarath Naru indirectly controls Marillion Pharmaceuticals India Pvt. Ltd. and has the right to receive dividends from and the proceeds from the sale of the shares. Marillion Pharmaceuticals India Pvt. Ltd. has shared voting and dispositive power of the 813,331 shares. Marillion Pharmaceuticals India Pvt. Ltd.’s address is 20B, ASCI College Park, Road No. 3, Banjara Hills, Hyberbad 500 034, India.

(3)	Includes 813,331 shares held by Marillion Pharmaceuticals India Pvt. Ltd., an affiliate of Mr. Naru. Mr. Naru has disclaimed beneficial ownership of these shares. Mr. Naru’s address is 20B, ASCI College Park, Road No. 3, Banjara Hills, Hyberbad 500 034, India.

(4)

Based on information contained in a Schedule 13G/A filed by Fir Tree, Inc., Fir Tree Capital Opportunity Master Fund, L.P. and Sapling, LLC on February 14, 2008. Fir Tree Value Master Fund, LP, is the sole member of Sapling, LLC and Fir Tree, Inc. is the investment manager of both Sapling, LLC and Fir Tree Capital Opportunity Master Fund, L.P. Sapling, LLC may direct the vote and disposition of 1,032,625 shares of common stock. Fir Tree Capital Opportunity Master Fund, L.P. may direct the vote and disposition of 216,950 shares of common stock. Fir Tree, Inc. has been granted investment discretion over the shares of common stock held by Sapling, LLC and Fir Tree Capital Opportunity Master Fund, L.P. Fir Tree Value, as the sole member of Sapling, has the right to receive dividends from and the proceeds from the sale of the shares. The address of both Fir Tree, Inc. and Sapling, LLC is 505 Fifth Avenue, 23rd Floor,

New York, New York 10017. The address of Fir Tree Capital Opportunity Master Fund, L.P. is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Jeffrey Tannenbaum is the President and authorized signatory of Fir Tree, Inc.

(5)	Based on information contained in a Schedule 13G filed by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. on September 26, 2008. The entities have shared voting and dispositive power of the 758,846 shares they own. The address for each of the entities is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members (collectively, the “Members”) of HBK Management LLC. The Members expressly declared that the filing of the statement on Schedule 13G shall not be construed as an admission that they are, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, beneficial owners of the 758,846 shares.

(6)

Based on information contained in a Schedule 13G/A filed by Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss on July 25, 2008. Includes shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Mr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, the Investment Manager of such private investment corporation. Dr. Weiss has disclaimed beneficial ownership of these shares reported except to the extent of his pecuniary interest therein. Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss have shared voting and dispositive power over the shares. The business address for Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss is 29 Commonwealth Ave., 10th Floor, Boston, Massachusetts 02116.

(7)	Includes 622,614 owned by North Pole Capital Master Fund and certain discretionary accounts managed by Polar Securities Inc. Polar Securities Inc. serves as the investment manager to North Pole Capital Master Fund. North Pole Capital Master Fund and Polar Securities Inc. disclaim ownership of all reported shares. Polar Securities Inc. has shared voting and dispositive power over its 987,714 shares. Paul Sabourin is the Chief Investment Officer and authorized signatory of both North Pole Capital Master Fund and Polar Securities Inc.

(8)	Halbis Capital Management (Hong Kong) Ltd. is deemed to beneficially own the shares in its capacity as investment adviser to HSBC Global Investment Funds. HSBC Global Investment Funds and Halbais Capital Management (Hong Kong) Ltd. have shared voting and dispositive power of the 700,000 shares. Halbais Capital Management (Hong Kong) Ltd.’s address is HSBC Main Building, 1 Queen’s Road Central, Hong Kong, HSBC Global Investment Funds’ address is 40, avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, Societe d’Investment a Capital Variable. Didier Deleage and Sylvie Vigneaux are directors of and authorized signatories for HSBC Global Investment Funds. Cecilia Chan is a director of and authorized signatory for Halbis Capital Management (Hong Kong) Ltd.

(9)	Based on information contained in a Schedule 13G filed by Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd. on December 23, 2008. Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd. have shared voting and dispositive power of the 896,200 shares. The business address for Tenor Capital Management Company, LP is 1180 Avenue of the Americas, 19th Floor, New York, NY 10036. The business address for Tenor Opportunity Master Fund, Ltd. is 802 West Bay Road, Suite #14, Grand Cayman, Cayman Islands. Matthew Starr is a partner of Tenor Capital Management Company, LP and an authorized signatory of Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd.

(10)	Includes 83,333 shares held for the benefit of Craig Colmar by Business Ventures Corp., an entity solely owned by Steven Colmar, who is Craig Colmar’s brother.

(11)	Includes 30,000 shares held for the benefit of Cliff Haigler by Business Ventures Corp., an entity of which Mr. Haigler is Chief Financial Officer.

All of our securities held by our initial stockholder prior to the effective date of our IPO, including the private placement units, or the pre-public offering securities, were placed in escrow with Continental Stock

Transfer & Trust Company, as escrow agent, and will remain in escrow until the consummation of a business combination. During the escrow period, the holders of the pre-public offering securities are not able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but retain all other rights as our public stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, the holders of the pre-public offering shares will not receive any portion of the liquidation proceeds with respect to securities by them prior to the consummation of our IPO.

STOCKHOLDER PROPOSALS

If the business combination is consummated, our fiscal year will end on March 31 and our 2009 Annual Meeting of stockholders will be held on or about [—], 2009, unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2009 Annual Meeting, you need to provide it to us by no later than [—], 2009. You should direct any proposals to our secretary at our principal office.

If we are liquidated as a result of not consummating a business combination transaction before February 14, 2009, there will be no Annual Meeting in 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. We file reports, proxy statements and other information electronically with the SEC. You may access information on us at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes or exhibits to this proxy statement.

You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the business combination by contacting us at the following address or telephone number:

Trans-India Acquisition Corporation

300 South Wacker Drive

Suite 1000

Chicago, IL 60606

Telephone: (510) 432-5492

Attention: Bobba Venkatadri

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than February 2, 2009.

Annex A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-INDIA ACQUISITION CORPORATION

PURSUANT TO SECTION 242 OF THE

DELAWARE GENERAL CORPORATION LAW

Trans-India Acquisition Corporation, a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

A. The following Amendments to the Amended and Restated Certificate of Incorporation of the Corporation were duly approved and adopted by the Board of Directors and stockholders of the corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

B. Articles III and V of the Amended and Restated Certificate of Incorporation are hereby amended to read in their entireties as follows:

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the General Corporation Law of Delaware and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein.

ARTICLE V

The following provisions (A) through (F) shall apply commencing on the effective date of the registration statement (“Effective Date”) filed by the Corporation in connection with the Corporation’s initial public offering of securities pursuant to the Securities Act of 1933, as amended (“IPO”). A “Business Combination” shall mean the initial acquisition (or simultaneous multiple acquisitions) following the IPO by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of the foregoing, of one or more companies which conducts, directly or indirectly, an operating business in India.

A. Prior to the consummation of the Business Combination the Corporation shall submit the proposed Business Combination to its stockholders for approval regardless of whether the proposed Business Combination is of a type which normally would require such stockholder approval under the General Corporation Law of Delaware. In the event that a majority of the outstanding IPO Shares (as defined below) cast at the meeting to approve the proposed Business Combination are voted for the approval of the proposed Business Combination, the Corporation shall be authorized to consummate the proposed Business Combination; provided that the Corporation shall not consummate the proposed Business Combination if the aggregate number of holders who exercise their conversion rights described in paragraphs C and F below is 25% or more in interest of the holders of IPO Shares outstanding as of the date of the annual meeting at which the amendment pursuant to which paragraph F was included in this Certificate of Incorporation was voted upon (the “Extension Amendment”).

B. Notwithstanding Article IV, prior to the consummation of a Business Combination the Corporation shall not designate or issue shares of the Preferred Stock without the prior written consent of the managing underwriter of the IPO. This paragraph B shall terminate automatically with no action required by the board of directors or the stockholders in the event the Business Combination has been consummated prior to the Termination Date.

C. In the event that the proposed Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued by the Corporation in the IPO (such shares so issued in connection with the IPO, the “IPO Shares”) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into a cash payment in the manner described in this paragraph C. If so demanded, in the event that a Business Combination is approved in accordance with paragraph A of this Article V and is consummated by the Corporation, the IPO Shares shall automatically be converted simultaneously with the consummation of the Business Combination into the right to receive, upon tendering to the Corporation or its designee the certificate or certificates representing such IPO Shares and complying with such other procedures as the Corporation may reasonably establish, payment from the Corporation in an amount equal to a per share conversion price, calculated as of the record date for determination of stockholders entitled to vote on the proposed Business Combination (the “Conversion Price”). The Conversion Price shall equal the ratable portion of the Trust Account (as defined below) that includes (A)(1) the net proceeds of the IPO less sums retained by the Corporation for working capital purposes, plus (2) the net interest income earned on amounts in the Trust Account but excluding any net interest income earned on the amounts held in the Trust Account representing the Deferred Discount and Expenses (as defined below) and the Private Placement Amount (as defined below), less up to $2,300,000 of net interest earned that may be released to the Corporation to fund working capital and less applicable taxes, plus (3) the gross proceeds representing the Deferred Discount and Expenses, plus (4) the gross proceeds of the private placements effected immediately prior to the consummation of the IPO (the “Private Placement Amount”), divided by (B) the number of IPO Shares outstanding on such record date. “Trust Account” shall mean the funds then held in the trust account established by the Corporation at the consummation of its IPO pursuant to the Investment Management Trust Agreement between the Corporation and the trustee named therein and into which a certain amount of the net proceeds of the IPO together with the Deferred Discount and Expenses and Private Placement Amount are deposited. “Deferred Discount and Expenses ” shall mean the portion of the gross proceeds from the sale of the Corporation’s Units in the IPO representing underwriting discounts and commissions and non-accountable expenses which the representatives of the underwriters have agreed will be deferred and paid to the representatives of the underwriters only upon consummation of a Business Combination together with interest thereon, less sums paid for shares converted to cash in connection with the Business Combination.

D. In the event that the Corporation does not consummate a Business Combination by June 30, 2009 (such date being referred to as the “Termination Date”), the Board of Directors shall adopt a resolution, within 15 days after the Termination Date, pursuant to Section 275(a) of the Delaware General Corporation Law finding the dissolution of the Corporation advisable and provide such notices as are required by said Section 275(a) as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares. This paragraph D shall terminate automatically with no action required by the board of directors or the stockholders in the event the Business Combination has been consummated prior to the Termination Date.

E. A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event the holder demands conversion of the holder’s shares in accordance with paragraph C, above or paragraph F, below, or as provided in paragraph D, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account. Holders of shares of capital stock, other than IPO Shares, shall have no right or interest of any kind in or to the Trust Account.

F. Any holder of IPO Shares who votes against the Extension Amendment may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into cash. If so demanded, the Corporation shall convert such shares into the right to receive, upon tendering to the Corporation or its designee the certificate or certificates representing such IPO Shares and complying with such other procedures as the Corporation may reasonably establish, payment from the Corporation in an amount equal to a per share conversion price, calculated as of two business days prior to the anticipated consummation of the Extension Amendment (the “Extension Amendment Conversion Price”). The Extension Amendment Conversion Price shall equal the ratable portion of the Trust Account that includes (A)(1) the net proceeds of the IPO less sums retained by the Corporation for working capital purposes, plus (2) the net interest income earned on amounts in the Trust Account but excluding any net interest income earned on the amounts held in the Trust Account representing the Deferred Discount and Expenses and the Private Placement Amount, less up to $2,300,000 of net interest earned that may be released to the Corporation to fund working capital and less applicable taxes, plus (3) the gross proceeds representing the Deferred Discount and Expenses, plus (4) the gross proceeds of the private placements effected immediately prior to the consummation of the IPO, divided by (B) the number of IPO Shares outstanding on the record date for the annual meeting at which the Extension Amendment was voted upon.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Bobba Venkatadri, its President and Chief Executive Officer, as of the     day of February 2009.

/s/
Bobba Venkatadri
President and Chief Executive Officer

Annex B

January 6, 2009

Trans-India Acquisition Corporation

300 South Wacker Drive

Suite 1000

Chicago, IL 60606

Ladies and Gentlemen:

We have acted as special Delaware counsel to Trans-India Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the proposed amendment to the certificate of incorporation of the Company (the “Extension Amendment”). In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

A.	the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on February 1, 2007 (the “Certificate of Incorporation”);

B.	the Amended and Restated Bylaws of the Company (the “Bylaws”);

C.	the Extension Amendment (as described more fully below and in the form attached hereto as Exhibit A);

D.	the Form 424B4 of the Company (the “Prospectus”), as filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2007;

E.	the Proxy Statement proposed to be filed with the SEC in connection with the Proposed Amendment (the “Proxy Statement”); and

F.	a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (c) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and, except as set forth in this opinion, we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

Trans-India Acquisition Corporation

January 6, 2009

BACKGROUND

We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company has entered into a share exchange agreement, dated as of October 24, 2008 (the “Share Exchange Agreement”), with Solar Semiconductor Ltd., a Cayman Islands company (“Solar Cayman”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, Solar Semiconductor, Inc., a California corporation, Venkata Kode, as Stockholders’ Representative, and certain shareholders of Solar Cayman, pursuant to which the Company would acquire at least 80%, and up to 100%, of the outstanding shares of Solar Cayman by means of a share exchange with the Solar Cayman shareholders (the “Proposed Business Combination”), (ii) the Proposed Business Combination constitutes a “Business Combination” within the meaning of Article V of the Certificate of Incorporation, and (iii) the “Termination Date” within the meaning of paragraph D of Article V of the Certificate of Incorporation is February 14, 2009.

We also have been advised, and accordingly assume for purposes of our opinion as expressed herein, that there is a possibility that the Company will be unable to complete the Proposed Business Combination by February 14, 2009, and under Article V of the Certificate of Incorporation, a failure to consummate a business combination by February 14, 2009 would result in the dissolution and liquidation of the Company. Accordingly, the Company is proposing the Extension Amendment, which would (i) eliminate the provision of Article III of the Certificate of Incorporation that purports to prohibit the amendment of such Article prior to the consummation of a business combination, (ii) eliminate the provision of paragraph A of Article V of the Certificate of Incorporation that purports to prohibit the amendment of such paragraph, (iii) extend the date before which the Company must complete a business combination (i.e., the Termination Date) from February 14, 2009 to June 30, 2009, and (iv) allow holders of less than 25% of the Company’s common stock issued in its initial public offering (“IPO”) who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account (the “Trust Account”) established in connection with the Company’s IPO.

In addition, we have been advised that in the event the Extension Amendment is duly approved and becomes effective, any holder of the Company’s common stock issued in its IPO (“IPO Shares”)1 who votes against the Extension Amendment and demands that the Company convert its IPO Shares into cash will have the opportunity to receive, upon tendering the certificates representing such IPO Shares, a pro rata portion of the Trust Account, as if they had voted against a business combination proposal. We also have been advised that in the event that the Proposed Business Combination is consummated, the remaining holders of IPO Shares retain their right to convert such shares into a pro rata portion of the funds available in the Trust Account upon consummation of the Proposed Business Combination, if they vote against the Proposed Business Combination and demand that the Company convert their IPO Shares into cash.

Article III of the Certificate of Incorporation provides:

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation;

[1]	We understand that the IPO Shares constitute all of the Company’s common stock except those shares of common stock held by the Company’s initial stockholders, each of which have waived their ability to exercise conversion rights with respect to their pre-IPO shares of the Company’s common stock.

Trans-India Acquisition Corporation

January 6, 2009

provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the General Corporation Law of Delaware and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article III may not be amended prior to the consummation of a Business Combination.

Paragraph A of Article V of the Certificate of Incorporation provides in pertinent part:

Prior to the consummation of the Business Combination the Corporation shall submit the proposed Business Combination to its stockholders for approval regardless of whether the proposed Business Combination is of a type which normally would require such stockholder approval under the General Corporation Law of Delaware. In the event that a majority of the outstanding IPO Shares (as defined below) cast at the meeting to approve the proposed Business Combination are voted for the approval of the proposed Business Combination, the Corporation shall be authorized to consummate the proposed Business Combination; provided that the Corporation shall not consummate the proposed Business Combination if 25% or more in interest of the holders of IPO Shares vote against the proposed Business Combination and exercise their conversion rights described in paragraph C below. This paragraph A may not be amended, but shall terminate automatically with no action required by the board of directors or the stockholders in the event the Business Combination has been consummated prior to the Termination Date.

Thus, the underlined language in Article III and paragraph A of Article V of the Certificate of Incorporation purports to eliminate the Company’s (and, consequently, the Company’s directors and stockholders) power to amend Article III and paragraph A of Article V, respectively.

DISCUSSION

You have asked our opinion as to whether Articles III and V may be amended as provided in the Extension Amendment. For the reasons set forth below, in our opinion, the provisions in Articles III and V of the Certificate of Incorporation which purport to eliminate the Company’s statutory power to amend Articles III and V, respectively, are not valid certificate of incorporation provisions under the General Corporation Law. Thus, Articles III and V may be amended as provided in the Extension Amendment subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law.

Section 242(a) of the General Corporation Law provides that

[a]fter a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment … In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as … (2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes … or (6) To change the period of its duration.

8 Del. C. § 242(a). In addition, Section 242(b) of the General Corporation Law provides that:

Every amendment [to the Certificate of Incorporation] … shall be made and effected in the following manner: (1) if the corporation has capital stock, its board of directors shall adopt a resolution setting forth

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the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.… If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

8 Del. C. § 242(b) (emphasis added). Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Extension Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment … shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).

In our opinion, the provisions in Articles III and V of the Certificate of Incorporation that purport to eliminate the statutory power of the Company (and, consequently, of the directors and stockholders) to amend the Certificate of Incorporation, or particular provisions thereof, are contrary to the laws of the State of Delaware and, therefore, are invalid pursuant to Section 102(b)(1) of the General Corporation Law. Section 102(b)(1) provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].

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8 Del. C. § 102(b)(1) (emphasis added). Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” The Court in Loew’s Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.”2

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein.3 See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also Drexler, Black & Sparks, Delaware Corporation Law and Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Rodman Ward, Jr., Edward P. Welch, Andrew J. Turezyn, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may … do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”)

[2]	We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law. 8 Del. C. § 102(b)(4) (“the certificate of incorporation may also contain … [p]rovisions requiring for corporate action, the vote of a larger portion or the stock …or a larger number of the directors, than is required by this chapter.”). While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation, with respect to certain provisions thereof or otherwise, as expressly permitted by Section 242. See also Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (where the Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).

[3]	This principle is also codified in Section 394 of the General Corporation Law. See 8 Del.C. § 394. We note that Article VI of the Certificate of Incorporation purports to except from the Company’s express reservation of the power to amend any provision in the Certificate of Incorporation, Articles III and V thereof. Because the reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein, the exception provision in Article VI is a nullity.

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(citing Goldman v. Postal Tel., Inc., 52 F.Supp. 763, 769 (D.Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law … That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., alteration of the terms of the certificate of incorporation? Id. The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation stating,

The very fact that the [General Corporation Law]…deals in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.

Id.

While there is no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to place a blanket prohibition on amendments to certain provisions of the certificate of incorporation, in our view, such a provision would be invalid. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (The Court suggested that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noted that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy.); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (Despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders noting that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued because otherwise the corporation would be “unable to function.”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (The Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under

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Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Id. at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.

Id. at 852. While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. Because the provisions in Articles III and V of the Certificate of Incorporation purport to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend the Certificate of Incorporation, or particular provisions thereof, such provisions are contrary to the laws of the State of Delaware and, therefore, are invalid.

Given our conclusion that Articles III and V may be amended as provided in the Extension Amendment subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, 4 you have asked our opinion as to the vote required for approval of the Extension Amendment. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to certificate of incorporation. Under Section 242(b)(1), the Board of Directors of the Company (the “Board”) would be required to adopt a resolution setting forth the amendment proposed (i.e., the Extension Amendment) and declaring its advisability prior to submitting the Extension Amendment to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors. See 8 Del.C. §§ 141(b), 141(f). After the Extension Amendment has been duly approved by the Board, it must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of the Extension Amendment. See 8 Del.C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del.C. §§ 102(b)(4),

[4]

We note that in Article VI of the Certificate of Incorporation the Company reserved its power to amend any provision in the Certificate of Incorporation, except as set forth in Articles III and V thereof. For a discussion of the validity of the exception provision in Article VI, see supra, n. 3.

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141(b), 216, 242(b)(4). However, any certificate of incorporation or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous.” Centaur Partners v. Nat’l Intergroup, Inc., 582 A.2d 923, 927 (Del. 1990). Moreover, a charter or bylaw provision which purports to alter the statutory default voting requirements must be “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. Id. (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947). Because there is no provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the Extension Amendment by the directors and stockholders of the Company.

In addition, in our view, a Delaware court would not interpret the provisions in Articles III and V of the Certificate of Incorporation that purport to eliminate the power of the Company (and, consequently, the directors and stockholders) to amend Articles III and V, respectively, as requiring a supermajority or unanimous vote of the directors and/or stockholders to approve the amendments purportedly prohibited thereby. Nothing in the language of Article III or Article V suggests that the drafter’s intent was to impose a supermajority or unanimous voting requirement on amendments thereto. Rather, the language in Article III and V purports to entirely eliminate any vote by prohibiting any amendments to Article III and Article V, respectively. Moreover, in our view, a Delaware court would not reform the provisions of Article III and V to provide for a voting requirement not intended by the drafters. See Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that all present and past shareholders intended the reformed provision to be included within the certificate) (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).

CONCLUSION

Based upon and subject to the foregoing, and subject to the limitations stated herein, it is our opinion that the Extension Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law. We have not considered and express no opinion on any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

The foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein. We understand that you may furnish a copy of this opinion letter to the SEC in connection with the matters addressed herein and that you may refer to it in your proxy statement for the Annual Meeting, and we consent to your doing so. Except as stated in this paragraph, this opinion letter may not be furnished or quoted to, nor may the foregoing opinion be relied upon by, any other person or entity for any purpose without our prior written consent.

Very truly yours,

/s/
Richards Layton & Finger, P.A.

CSB/TNP

TRANS-INDIA ACQUISITION CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

FEBRUARY 11, 2009

PLEASE REFER TO THE REVERSE SIDE

FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated January 20, 2009, in connection with the special meeting to be held at 10:00 am Eastern standard time on February 11, 2009, at Trans-India’s offices located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, and hereby appoints Craig Colmar and Cliff Haigler and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Trans-India Acquisition Corp. registered in the name provided herein, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE BUSINESS COMBINATION PROVISIONS PROPOSAL, THE BUSINESS COMBINATION DEADLINE PROPOSAL, AND THE CONVERSION PROPOSAL.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

	Proposal 1 – The Business Combination Provisions Proposal.	☐ For ☐ Against ☐ Abstain
1.	To eliminate the provision of the Corporation’s certificate of incorporation purporting to prohibit amendment of its “business combination” provisions.
	Proposal 2 – The Business Combination Deadline Proposal.	☐ For ☐ Against ☐ Abstain
2.

To extend the date before which the Company must complete a business combination from February 14, 2009 to June 30, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are being asked to authorize the Company to extend the date by which the trust account must be liquidated from February 14, 2009 to June 30, 2009).

	Proposal 3 – The Conversion Proposal.	☐ For ☐ Against ☐ Abstain

3.	To allow holders of less than 25% of the Company’s common stock issued in its IPO who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account established in connection with Trans-India’s initial public offering.

If you (i) voted “AGAINST” ALL THREE proposals above, (ii) hold shares of common stock and (iii) are not one of Trans-India’s initial stockholders, you may exercise your conversion rights and demand that Trans-India convert your shares of common stock into a pro rata portion of the funds available in the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Trans-India common stock for cash and will no longer own these shares as of the effective date of the Extension Amendment. You will be entitled to receive cash for these shares only if the Extension Amendment is approved (and not abandoned), you do not dispose of your shares of common stock (other than in accordance with the conversion procedure set forth in the proxy statement) and you tender your shares, physically or electronically, to Trans-India’s transfer agent to the special meeting. To exercise your conversion rights check the following box. Failure to (a) vote against ALL THREE proposals above, (b) check the following box, (c) submit this proxy in a timely manner or (d) deliver your shares to Trans-India’s transfer agent within the prescribed time will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS   ☐

The board of directors recommends a vote FOR each of the Proposals above and if no specification is made, the shares will be voted for such nominees and proposal.

Dated 2009

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

2

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

PLEASE NOTE THAT IF YOU VOTE VIA TELEPHONE OR INTERNET, YOU WILL NOT BE ABLE

TO EXERCISE YOUR CONVERSION RIGHTS.

To vote using the Telephone (within U.S. and Canada):	To vote using the Internet:

• Call toll free 1- - - in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: http://www. .com/

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by      , 2009.

THANK YOU FOR VOTING